Exhibit 99.1

Blue Star Foods Corp. Announces Reverse Stock Split

Miami, Florida, June 20, 2023 — Blue Star Foods Corp. (NASDAQ:BSFC) (“Blue Star” or the “Company”), an integrated Environmental, Social, and Governance (ESG) sustainable seafood company with a focus on Recirculatory Aquaculture Systems (RAS), announced today it will effectuate a 1-for-20 reverse stock split of its outstanding common stock (the “Reverse Stock Split”). This will be effective for trading purposes as of the commencement of trading on June 21, 2023.

The Company’s stockholders approved the Reverse Stock Split at the special meeting of stockholders held on May 10, 2023, at a ratio ranging from 1-for-2 to 1-for-50, with such ratio and the implementation and timing of such Reverse Stock Split to be determined by the Company’s Board of Directors.

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continued listing requirements of The Nasdaq Capital Market. The Company’s common stock will continue to trade under the symbol “BSFC.”

As a result of the Reverse Stock Split, every 20 shares of the Company’s common stock issued and outstanding will be automatically reclassified into one new share of common stock. The Reverse Stock Split will not modify any rights or preferences of the shares of the Company’s common stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, convertible notes, and warrants, as applicable. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of common stock or the par value of the common stock nor will it change the authorized shares of Preferred Stock or the relative voting power of such holders of our outstanding common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof after the sale on the open market of the aggregated fractional shares by the exchange agent for the reverse split.

VStock Transfer has been appointed by the Company to act as its exchange agent for the Reverse Stock Split. Stockholders owning pre-split shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take further action in connection with the Reverse Stock Split, subject to brokers’ particular processes. Similarly, registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are also not required to take further action in connection with the Reverse Stock Split. Holders of certificated shares will be contacted by the Company or its exchange agent with further details about how to surrender old certificates.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2023, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://bluestarfoods.com

About Blue Star Foods Corp. (NASDAQ: BSFC)

Blue Star Foods Corp. an integrated Environmental, Social, and Governance (ESG) sustainable seafood company with a focus on Recirculatory Aquaculture Systems (RAS) that processes, packages and sells high-value seafood products. The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. The Company also owns and operates the oldest continuously operating Recirculating Aquaculture System (RAS) full grow-out salmon farm in North America. The company is based in Miami, Florida, and its corporate website is: https://bluestarfoods.com.

Forward-Looking Statements:

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

investors@bluestarfoods.com